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                                                                     Exhibit 3.1




                             AMENDED AND RESTATED

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                      OF

                            UNITED STATES STEEL LLC

                         ____________________________

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Agreement") of United States Steel LLC (the "Company") dated as of this 2nd day of July, 2001, by USX HoldCo, Inc., as the sole member of the Company, to be renamed USX Corporation (the "Member").

          WHEREAS, the Member has formed the Company as a limited liability company under the laws of the State of Delaware and, in connection therewith, executed a Limited Liability Company Operating Agreement for the Company, dated as of May 25, 2001 (the "Original Agreement"); and

          WHEREAS, the Member desires to amend and restate the Original Agreement in its entirety, as set forth herein.

          NOW, THEREFORE, the Member hereby amends and restates the Original Agreement in its entirety, as follows:

     First: The name of the limited liability company (which is hereinafter referred to as the "Company") is

                            UNITED STATES STEEL LLC

     Second: Its registered office and place of business in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The registered agent in charge thereof upon whom process against the Company may be served is Corporation Service Company.

     Third: The purposes of the Company are to engage in any lawful act or activity for which a limited liability company may be formed under the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"),
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and without limiting the foregoing to engage in integrated steel operations and to develop, mine, produce, manufacture, construct, transport, buy, hold, sell and generally deal in products, materials, property, both tangible and intangible, and services of all kinds.

     Fourth: The capital structure of the Company shall consist of one class of common interests (the "Common Interests"). All Common Interests shall be identical with each other in every respect.

     Fifth:  The existence of the Company is to be perpetual.

     Sixth: The private property of the Member shall not be subject to the payment of the Company's debts to any extent whatever.

     Seventh: Subject to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business and affairs of the
Company shall be managed by a board of directors (the "Board").   The number of
directors of the Company shall be fixed from time to time by resolution of the Board, but the number thereof shall not be less than three. Directors shall be elected by the Member, to serve in accordance with the terms hereof, until their respective successors are duly elected and qualified.

     In the case of any increase in the number of directors of the Company, the additional director or directors shall be elected by the Board. In the case of any vacancy in the Board from death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected by a majority of the Board then in office, though less than a quorum.

     Directors of the Company may be removed only for cause.

     Meetings of the Board shall be held at such times as may be fixed by resolution of the Board on at least two days written notice before the meeting, or by telegraphing or by telexing or by facsimile transmission of such notice at least one day before the meeting, to each director; but such notice may be waived by any director.

     A majority of the total number of directors shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time. At any meeting of the Board all matters shall be decided by the affirmative vote of a majority of directors then present, provided that the affirmative vote of at least one-third of all the directors then in office shall be necessary for the passage of any resolution.

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     Meetings of the Board may be conducted in person or by conference telephone facilities and each director shall be entitled to participate in any meeting of the Board by telephone. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all directors consent thereto in writing or electronic transmission. The writing or writings or electronic transmission or transmissions effectuating such written consent must be filed with the minutes of proceedings of the Board.

     No Director (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement.

     Each Director of the Company who is not a salaried officer or employee of the Company, or of a subsidiary of the Company, shall receive such allowances for serving as a director and such fees for attendance at meetings of the Board or any committee appointed by the Board as the Board may from time to time determine.

     Eighth:  The name and address of the Member is as follows:

          Name                    Address
          ----                    -------

     USX HoldCo, Inc.             600 Grant Street
                                  Suite 1500
                                  Pittsburgh, PA 15219-4776

     Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Member individually.

     Any action required to be taken at any annual or special meeting of the Member, or any action which may be taken at any annual or special meeting of the Member or otherwise, may not be taken without a meeting, prior notice and a vote, and the Member may not act by written consent. Meetings of the Member may be called at such times as may be fixed by resolution of the Board, on at least two days written notice before the meeting or by telegraphing or by telexing or by facsimile transmission of such notice at least one day before the meeting to the Member; but such notice may be waived by the Member.

     Ninth: The Board shall cause to be maintained complete and accurate books of account of the Company's affairs at the Company's principal place of business. Such books shall be kept on such method of accounting as the Board shall select.

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     The Board from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulation, the accounts and books of the Company, or any of them, shall be open to the inspection of the Member, and the Member shall have no right to inspect any account or book or document of the Company, except as conferred by law or authorized by the Board, or by the Member.

     Tenth: The Board may from time to time declare such dividends as they shall deem advisable and proper, and to such restrictions as may be imposed by law, and pay the same to the Member at such times as they shall fix.

     The Board shall have power to issue bonds, debentures, or other obligations, either non-convertible or convertible into the Company's Common Interests, upon such terms, in such manner and under such conditions in conformity with law, as may be fixed by the Board prior to the issue of such bonds, debentures or other obligations.

     Eleventh: No director shall be personally liable to the Company or its members for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Company or the members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) pursuant to
Section 174 of the Delaware General Company Law, as if the Company were a corporation organized pursuant to the Delaware General Corporation Law ("DGCL"),
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of a corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The Company shall indemnify any person seeking indemnity in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

     The Company shall pay the expenses reasonably incurred in defending any such proceeding in advance of its final disposition provided however the payment of expenses incurred by a director or officer in his capacity as a director or officer (except with regard to service to an employee benefit plan or nonprofit entity) in advance of the final disposition of the proceeding shall be made only upon the agreement by the director or officer to repay all amounts advanced if it should be determined that the director or officer is not entitled to be indemnified under this Article or otherwise, and provided, further, that the Company shall have no obligation to pay any expenses in advance pursuant to this Article

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to any person who is or was an employee or agent of the Company (other than a director or an officer) or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, with respect to any proceeding by or in the right of the Company to procure a judgment in its favor.

     If a claim under this Article is not paid in full within ninety days after a written claim has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid in addition the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not eligible for indemnification under applicable law.

     The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Agreement, vote of the Member or disinterested directors or otherwise.

     No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     Twelfth: The powers and authorities hereinbefore conferred upon the Board are in furtherance and not in limitation of those conferred by the laws of the State of Delaware.

     Thirteenth: The Company reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Agreement in the manner now or hereafter prescribed by law, and all rights preferences and privileges of whatsoever nature conferred upon members, directors or any other persons whomsoever by and pursuant to this Agreement in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

     Notwithstanding the foregoing, any amendment to this Agreement or any other organizational document of the Company, which amendment would, if adopted by a corporation subject to the DGCL, be required to be included in the certificate of incorporation of such corporation, shall, pursuant to subsection (g) of
Section 251 of the DGCL, require, in addition to the approval of the members of the Company, the approval of the stockholders of USX HoldCo, Inc., a Delaware corporation ("USX HoldCo"), or any successor thereto by merger, by the same vote as is required by the DGCL and/or this Agreement.

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     Fourteenth:  Any act or transaction by or involving the Company, other than the election or removal of directors,

          (A) that requires for its adoption under the Act, or this Agreement, the approval of the members of the Company; or

          (B) which, if the Company were a Delaware corporation subject to the DGCL, would require the approval of the stockholders of the Company pursuant to the DGCL,

shall, pursuant to subsection (g) of Section 251 of the DGCL, require, in addition to the approval of the members of the Company, the approval of the stockholders of USX HoldCo, or any successor thereto by merger, by the same vote as is required by the DGCL and/or this Agreement.

     Fifteenth: The Company may be converted into a corporation organized under the laws of the State of Delaware upon the authorization of the Board, pursuant to Section 18-216 of the Act. Neither the approval of the Member nor of the stockholders of the Member is required for such conversion.

     Sixteenth: The Company shall be a disregarded entity for U.S. federal income tax purposes, and the Member and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a disregarded entity for U.S. federal income tax purposes.



                           [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company
Operating Agreement, having been duly adopted, has been executed on the 2nd day of July, 2001.


                                USX HOLDCO, INC.


                                By:    /s/ R. M. Stanton
                                    ----------------------------
                                       Name: R. M.. Stanton
                                       Title:   President

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